UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2019

MED SPA VACATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201922	47-5268172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23-25 Mangrove Lane

Taren Point, NSW 2229, Australia

 (Address of principal executive offices)

+61-1300 488 866

(Registrant's telephone number, including area code)

Qunli Huizhi Financial Enterprise Headquarters

Rm. 401, 4th Floor, Building 1, Phase 1

Daoli District, Haerbin, China

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.01. Changes in Control of Registrant.

Change of Control

On June 20, 2019, Chao Ma, the controlling stockholder of Med Spa Vacations, Inc., a Nevada corporation (the “Company”), closed stock purchase and sale transactions pursuant to which he sold an aggregate of 10,000,000 restricted shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to certain purchasers (the “Purchasers”) at a purchase price of $0.035 per share, or an aggregate purchase price of $350,000. One of the Purchasers, Kynson Health Limited, a BVI entity (the “Majority Purchaser”), purchased 9,985,329 of the Shares (the “Majority Shares”) for an aggregate purchase price of approximately $349,486 (the “Change of Control Transaction”). Kynson Health Limited is owned 100% by OuYang XingYing, who was appointed as the Company’s sole officer and director upon the closing of the Change of Control Transaction (as further described in Item 5.02 below). The Majority Purchaser used working capital to acquire the Majority Shares. The Majority Shares purchased by the Majority Purchaser represented approximately 69.6% of the Company’s issued and outstanding shares of Common Stock as of the date of the closing of the Change of Control Transaction. Therefore, the Change of Control Transaction resulted in a change in control of the Company.

Shell Company Status; Change of Business Plan

The Company is a shell company, as that term is defined in Rule 12b-2 of the Exchange Act of 1934, as amended. The Company is seeking a business combination with a private entity whose business would present an opportunity for its shareholders. The Company has identified a candidate for a possible business combination, however, at this time, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction. If and when a transaction is consummated, the Company will file “Form 10 information” regarding its new business. Other than in connection with this proposed business combination, the Company is not aware of any arrangements the operation of which would at a subsequent date result in a change in control of the Company.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Change of Control Transaction (as further described in Item 5.01 above), Chao Ma, the Company’s President, Treasurer and Secretary, and the sole member of the Company’s board of directors, resigned from all positions he held with the Company, effective as of June 20, 2019. Chao Ma’s resignations were not the result of any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Ma’s resignations, he relinquished his roles as the Company’s “Principal Executive Officer” and “Principal Financial and Accounting Officer” for Securities and Exchange Commission (“SEC”) reporting purposes.

On June 20, 2019, OuYang XingYing was appointed as the Company’s President, Treasurer and Secretary, and as the sole member of the Company’s board of the directors, effective immediately upon the resignations by Chao Ma. In connection with her officer appointments, Ms. Yang was designated as the “Principal Executive Officer” and “Principal Financial and Accounting Officer” of the Company for SEC reporting purposes. At this time, the Company and Ms. Yang have not entered into any arrangement regarding the payment of compensation for her services as an officer or director of the Company.

OuYang XingYing, 66, has over 30 years of experience in the area of manufacturing, trading and investment. Since February 2016, she has been the Managing Director of SKMA Capital & Investment Limited, a company located in Hong Kong, which is in the business of investing in various pre-IPO ventures and other equity investments. Prior to this, Ms. Yang was the Managing Director of KMAC International Pty. Ltd. (Australia), a company based in Sydney of Australia that operated a chain of health food retail outlets and wholesale business, from March 2014 through March 2016. Before that, Ms. Yang was the Operations Director (Greater China) at Sanardo Asia Group Limited, located in Hong Kong, between April 2012 and November 2014. Prior to this, she held other management level positions in various companies in Mainland China. Ms. Yang received an Advanced Diploma from GuangZhou Liwan Commercial Collage in 1974.

Except as otherwise disclosed in this report, there are no arrangements or understandings between Ms. Yang and any other persons pursuant to which she was appointed as an officer or director. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Ms. Yang had, or will have, a direct or indirect material interest.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED SPA VACATIONS, INC.

Dated: June 26, 2019	By:	/s/ OuYang XingYing
OuYang XingYing
President

3